UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
                                                            Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  August 3, 2007

XOMA LTD.

(Exact name of registrant as specified in its charter)

Bermuda

(State or other jurisdiction of incorporation)

0-14710	52-2154066
(Commission File Number)	(IRS Employer Identification No.)
2910 Seventh Street, Berkeley, California	94710
(Address of principal executive offices)	(Zip code)
Registrant's telephone number, including area code	(510) 204-7200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Steven B. Engle

On August 6, 2007, XOMA Ltd. (the “Company”) announced in a press release that Steven B. Engle has been appointed president and chief executive officer and elected as a director of the Company.  A copy of the press release is filed herewith as Exhibit 99.1 and incorporated herein by reference.

The Company’s subsidiary, XOMA (US) LLC, has entered into an employment agreement with Mr. Engle that provides for Mr. Engle’s employment as president and chief executive officer at a salary of not less than $495,000 per year.  Under the employment agreement, Mr. Engle is entitled to participate in any benefit plan for which key executives are eligible, including the CEO Incentive Compensation Plan established effective January 1, 2004 (the “CICP”).  Upon termination of his employment for any reason other than cause or upon his resignation for good reason, Mr. Engle will be entitled to a severance payment equal to one and one-half times his then current base salary and target bonus for the then current fiscal year and benefits for eighteen months, as well as outplacement services for twelve months not to exceed $15,000 in value.  The employment agreement will continue for one year and will be automatically extended (without further action by the parties) for one year thereafter and again on each subsequent anniversary thereof, unless notice of non-extension of the term is given by either party.  A copy of the employment agreement is filed herewith as Exhibit 10.1 and incorporated herein by reference.

A description of the CICP can be found in the Company’s Proxy Statement for its 2007 Annual General Meeting of Shareholders.  Any bonus Mr. Engle may earn under the CICP for the calendar year 2007 will be prorated based on his hire date.

The Company has entered into a change of control severance agreement with Mr. Engle that provides that, in the event that Mr. Engle is involuntarily terminated within an eighteen month period following a change of control, as defined in the agreement, of the Company, Mr. Engle will be entitled to (in lieu of his severance payment and benefits under his employment agreement) a severance payment equal to two times his then current base salary and target bonus for the then current fiscal year and benefits for two years, as well as outplacement services for twelve months not to exceed $15,000 in value.  The change of control severance agreement will terminate if Mr. Engle is terminated prior to a change of control or once all obligations thereunder have been satisfied.  A copy of the change of control severance agreement is filed herewith as Exhibit 10.2 and incorporated herein by reference.

The Company has entered into a series of share option agreements with Mr. Engle pursuant to which he has been granted options to purchase 500,000 common shares at an exercise price of $5.00 per share, which will be exercisable immediately, and 2,100,000 common shares at an exercise price equal to the closing price on August 3, 2007, which will become exercisable on the Company’s normal four-year vesting schedule.  The agreements provide that a change of control of the Company would accelerate the exercisability of 33.3% of the 2,100,000 options that are not immediately exercisable if the change of control occurs on or before September 30, 2007, 66.7% of such options if  the change of control occurs on or after October 1, 2007 and on or before December 31, 2007 and all of such options in the event the change of control occurs on or after January 1, 2008. Copies of the share option agreements are filed herewith as Exhibits 10.3 through 10.7 and incorporated herein by reference.

Mr. Engle will receive a signing bonus of $50,000 and is also eligible for the Company’s various insurance and benefits programs and relocation policy, including mortgage assistance benefits.

 A description of Mr. Engle’s business experience can be found in the copy of the press release filed herewith as Exhibit 99.1.

John L. Castello

Mr. Engle succeeds John L. Castello, the Company’s former president and chief executive officer, who resigned from that position effective August 3, 2007.  Mr. Castello has been granted options to purchase 150,000 common shares at an exercise price equal to the closing price on August 3, 2007, which will be exercisable immediately, and any bonus he may earn under the CICP for the calendar year 2007 will not be prorated based on his resignation date.

Mr. Castello will remain with the Company as its non-executive chairman of the board during a transition period, for which he will receive compensation equal to two times that to which a committee chair would be entitled (as described in the Company’s Proxy Statement for its 2007 Annual General Meeting of Shareholders) during such period.  The Company has entered into a consulting agreement with Mr. Castello pursuant to which he will provide consulting services as requested by Mr. Engle through December 31, 2007 and be compensated at a rate of 40% of his most recent salary for the period covered by the agreement.   A copy of the consulting agreement is filed herewith as Exhibit 10.8 and incorporated herein by reference.

Item 9.01.                                 Financial Statements and Exhibits

(d)           Exhibits.  The following exhibits are filed herewith:

Exhibit No.	Description
10.1	Employment Agreement effective as of August 3, 2007 between XOMA (US) LLC and Steven B. Engle
10.2	Change of Control Severance Agreement effective as of August 3, 2007 between XOMA Ltd. and Steven B. Engle
10.3	Share Option Agreement Under the XOMA Ltd. 1981 Share Option Plan dated August 3, 2007 between XOMA Ltd. and Steven B. Engle (immediately exercisable share options)
10.4	Share Option Agreement Under the XOMA Ltd. 1981 Share Option Plan dated August 3, 2007 between XOMA Ltd. and Steven B. Engle (incentive share options with scheduled exercisability)
10.5	Share Option Agreement Under the XOMA Ltd. 1981 Share Option Plan dated August 3, 2007 between XOMA Ltd. and Steven B. Engle (non-qualified share options with scheduled exercisability)
10.6	Non-Qualified Share Option Agreement Under the XOMA Ltd. Restricted Share Plan dated August 3, 2007 between XOMA Ltd. and Steven B. Engle
10.7	XOMA Ltd. Non-Qualified Share Option Agreement dated August 3, 2007 between XOMA Ltd. and Steven B. Engle
10.8	Consulting Agreement effective as of August 3, 2007 between XOMA (US) LLC and John L. Castello
99.1	Press Release dated August 6, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 6, 2007	XOMA LTD
By: /s/ Christopher J. Margolin Christopher J. Margolin Vice President, General Counsel and Secretary